EXHIBIT 5



                                                              June 3, 1997


USFreightways Corporation
9700 Higgins Road
Rosemont, Illinois 60018

Re:      Registration Statement on Form S-8
USFreightways Corporation Long-Term Incentive Plan

Gentlemen and Ladies:

         We have acted as counsel for USFreightways Corporation (the "Company") in connection with the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission to effect the registration, pursuant to the Securities Act of 1933, of 2,000,000 shares of common stock, $0.01 par value (the "Common Stock"), which may be offered by the Company under the above-referenced Plan. In connection with this matter, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all the documents submitted to us as certified or photostat copies and the authenticity of the originals of such latter documents.

         Based upon such examination, we advise you that, in our opinion:

          The Company has corporate authority to issue the shares of Common Stock proposed to be offered as set forth in the Registration Statement.

          The shares of Common Stock proposed to be offered by the Company as set forth in the Registration Statement have been duly authorized and, when issued and sold as set forth in the Registration Statement, and in accordance with the USFreightways Corporation Long-Term Incentive Plan referred to in the Registration Statement, such shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                                     Very truly yours,

                                                     /s/ Sachnoff & Weaver, Ltd.
                                                         ______________________
                                                         SACHNOFF & WEAVER, LTD.